Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-104458 and 333-01649 of West Coast Bancorp on Form S-8 of our report dated June 16, 2003, appearing in this Annual Report on Form 11-K of the West Coast Bancorp 401(k) Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Portland, Oregon
June 27, 2003


                                      -12-